CUSIP No. 674434 105	13G	Page 1 4 of 16

EXHIBIT 1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of common stock of Oblong, Inc.

Date:	February 12, 2021
GREENSPRING OPPORTUNITIES III, L.P.

By:	Greenspring Opportunities General Partners III, L.P., its general partner

By:	Greenspring Opportunities GP III, LLC, its general partner

By:	Greenspring Associates, LLC, its sole member

By:	/s/ Eric Thompson
Eric Thompson
Chief Operating Officer

GREENSPRING GLOBAL PARTNERS VII-A, L.P.

By:	Greenspring General Partner VII, L.P., its general partner

By:	Greenspring GP VII, Ltd., its general partner

By:	Greenspring Associates, LLC, its sole member

By:	/s/ Eric Thompson
Eric Thompson
Chief Operating Officer

GREENSPRING GLOBAL PARTNERS VII-C, L.P.

By:	Greenspring General Partner VII, L.P., its general partner

By:	Greenspring GP VII, Ltd., its general partner

By:	Greenspring Associates, LLC, its sole member

By:	/s/ Eric Thompson
Eric Thompson
Chief Operating Officer

CUSIP No. 674434 105	13G	Page 15 of 16

GREENSPRING OPPORTUNITIES IV, L.P.

By:	Greenspring Opportunities General Partner IV, L.P., its general partner

By:	Greenspring Opportunities GP IV, LLC, its general partner

By:	Greenspring Associates, LLC, its sole member

By:	/s/ Eric Thompson
Eric Thompson
Chief Operating Officer

GREENSPRING ASSOCIATES, LLC

By:	/s/ Eric Thompson
Eric Thompson
Chief Operating Officer

*
Charles Ashton Newhall

*
James Lim

*By:	/s/ Eric Thompson
Eric Thompson
As attorney-in-fact

*By:	/s/ Eric Thompson
Eric Thompson
As attorney-in-fact

This Agreement was executed by Eric Thompson on behalf of the individuals listed above pursuant to a Power of Attorney, a copy of which is attached as Exhibit 2.